EXHIBIT 16.1

December 3, 2021

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re:    Driven Brands Holdings Inc.

File No. 001-39898

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Driven Brands Holdings Inc. dated December 3, 2021, and agree with the statements concerning our Firm contained therein.

Very truly yours,